UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger (defined below), on April 5, 2024, NGM Biopharmaceuticals, Inc. (the “Company” or “NGM Bio”) terminated the Open Market Sale AgreementSM, dated as of June 5, 2020 (the “Sale Agreement”), as amended by that certain Amendment No. 1 to the Sale Agreement, dated June 7, 2023, by and between the Company and Jefferies LLC. See the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2020 and the Company’s Form 8-K filed with the SEC on June 8, 2023 for a description of the terms of the Sale Agreement, as amended.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by NGM Bio in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2024 (the “Announcement Form 8-K”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Atlas Neon Parent, Inc., a Delaware corporation (“Parent”), and Atlas Neon Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), on February 25, 2024.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on March 8, 2024, Merger Sub commenced a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), other than the Rollover Shares (as defined below), in exchange for $1.55 per share of Common Stock in cash (the “Offer Price”), subject to and in accordance with the terms and conditions as set forth in the Offer to Purchase, dated March 8, 2024 (as amended and supplemented on March 22, 2024, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a rollover agreement, dated as of the date of the Merger Agreement (the “TCG Rollover Agreement”), with The Column Group, LP, The Column Group GP, LP, The Column Group Management, LP, The Column Group II, LP, The Column Group III, LP, The Column Group III-A, LP, The Column Group IV, LP, The Column Group IV-A, LP, The Column Group Opportunity III, LP, Ponoi Capital, LP and Ponoi Capital II, LP (the “TCG Rollover Stockholders”), who, together with certain other affiliates, in the aggregate held approximately 26% of NGM Bio’s outstanding shares of Common Stock.

In addition, Parent and Merger Sub are party to a rollover agreement, dated as of the date of the Merger Agreement (as supplemented by the joinder thereto, the “Stockholder Rollover Agreement” and, together with the TCG Rollover Agreement, the “Rollover Agreements”), with certain of NGM Bio’s other stockholders (collectively, the “Rollover Stockholders”), who in the aggregate held approximately 22% of NGM Bio’s outstanding shares of Common Stock (together with the shares of Common Stock contributed by the TCG Rollover Stockholders, the “Rollover Shares”). Mr. Rieflin, the Chairman of NGM Bio’s board of directors, and Dr. Goeddel, a member of NGM Bio’s board of directors, entered into the Stockholder Rollover Agreement on the date of the Merger Agreement, and Dr. Woodhouse, NGM Bio’s Chief Executive Officer and a member of NGM Bio’s board of directors, entered into a joinder to the Stockholder Rollover Agreement on March 6, 2024, following the date of the Merger Agreement.

The Offer expired at one minute after 11:59 p.m. Eastern Time on Thursday, April 4, 2024. According to Equiniti Trust Company LLC, the depositary and paying agent for the Offer, 22,323,295 shares of Common Stock were validly tendered in accordance with the terms of the Offer and not validly withdrawn, representing approximately 27% of the aggregate number of then issued and outstanding shares of Common Stock and a majority of the Shares owned by the Unaffiliated Stockholders (as defined in the Merger Agreement). The number of shares of Common Stock tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment all shares of Common Stock validly tendered (and not validly withdrawn) prior to the expiration of the Offer and expects to promptly pay for such shares. An additional 39,516,567 shares of Common Stock, owned by the TCG Rollover Stockholders and the Rollover Stockholders, were contributed to Parent pursuant to the Rollover Agreements in exchange for shares of Parent.

On April 5, 2024, as a result of its acceptance of, and payment for, the shares of Common Stock tendered in the Offer and the contribution of shares of Common Stock pursuant to the Rollover Agreements, Merger Sub acquired a sufficient number of shares of Common Stock to complete the merger of Merger Sub with and into the Company (the “Merger”), without a vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware. Accordingly, following the consummation of the Offer, Parent and Merger Sub effected the Merger pursuant to Section 251(h), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock (other than any shares of Common Stock (i) owned by NGM Bio, (ii) owned, directly or indirectly, by Parent, Merger Sub, any other subsidiary of Parent, the TCG Stockholders or the Rollover Stockholders at the commencement of the Offer and immediately prior to the Effective Time, (iii) irrevocably accepted for purchase in the Offer or (iv) held by any stockholders who were entitled to and who properly exercised appraisal rights under Delaware law) was converted into the right to receive the Offer Price from Merger Sub, without interest, less any applicable tax withholding.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) the vesting of each option to purchase shares of Common Stock from the Company (“Company Stock Options”) was accelerated and (A) each Company Stock Option that had an exercise price per share that was less than the Offer Price (each, an “In-the-Money Option”) that was then outstanding was cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option was entitled to receive an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the total number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Offer Price over the applicable exercise price per share of Common Stock underlying such In-the-Money Option, and (B) each Company Stock Option that was not an In-the-Money Option was cancelled for no consideration; and (ii) each unvested restricted stock unit ( “RSU”) of the Company that was then outstanding became immediately vested in full and cancelled, and, in exchange therefor, the holder of such cancelled RSU was entitled to receive an amount in cash without interest, less any applicable tax withholding, equal to the Offer Price.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Announcement Form 8-K and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of the Common Stock, (ii) remove the Common Stock from listing on the Nasdaq and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Common Stock from Nasdaq and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

At the Effective Time, the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, immediately following the Effective Time, the directors and officers of the Company immediately prior to the Effective Time became the directors and officers of the Surviving Corporation, except for each of Shelly D. Guyer, Carole Ho, M.D. and Suzanne Sawochka Hooper, who resigned as directors of the Company as of the Effective Time. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices. The directors and officers of the Company immediately prior to the Effective Time were David J. Woodhouse, Ph.D., Chief Executive Officer and Director, William J. Rieflin, Chairman and Director, David V. Goeddel, Ph.D., Director, Shelly D. Guyer, Director, Carole Ho, M.D., Director, Suzanne Sawochka Hooper, Director, Roger M. Perlmutter, M.D., Director, Hsiao D. Lieu, M.D., Chief Medical Officer, Jean-Frédéric Viret, Ph.D., Chief Financial Officer, and Valerie Pierce, General Counsel, Chief Compliance Officer and Secretary. Information regarding the directors and executive officers of the Surviving Corporation has been previously disclosed in Annex 1 of the Schedule 14D-9 filed by the Company with the SEC on March 8, 2024, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, on April 5, 2024, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On April 5, 2024, the Company issued a press release announcing the completion of the Offer and Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Company, Parent and Merger Sub, dated February 25, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 26, 2024).*

3.1	Amended and Restated Certificate of Incorporation of NGM Biopharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of NGM Biopharmaceuticals, Inc.

99.1	Press Release of NGM Biopharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NGM Biopharmaceuticals, INC.

By:	/s/ David Woodhouse
Name:	David J. Woodhouse, Ph.D.
Title:	Chief Executive Officer and Director

Date: April 5, 2024